EXHIBIT 9.1

                            TRANSFER AGENCY AGREEMENT
                                     between
                            THE BIG EDGE SERIES FUND
                                       and
                       PHOENIX EQUITY PLANNING CORPORATION

                            TRANSFER AGENCY AGREEMENT

                                     between

                            THE BIG EDGE SERIES FUND

                                       and

                       PHOENIX EQUITY PLANNING CORPORATION

                                Table of Contents
                                -----------------

                                                                           Page
                                                                           ----

1.  DOCUMENTS ...............................................................1

2.  AUTHORIZED SHARES .......................................................1

3.  PEPCO TO REGISTER SHARES ................................................1

4.  PEPCO TO RECORD TRANSFERS ...............................................1

5.  RECEIPT OF FUNDS ........................................................2

        A. Non-Money Market Funds ...........................................2
        B. Money Market Funds ...............................................2

6.  PURCHASE ORDERS .........................................................2

7.  NOTICE OF DISTRIBUTION ..................................................2

8.  DISTRIBUTIONS ...........................................................2

9.  REDEMPTIONS .............................................................3

        A. Non-Money Market Funds ...........................................3
        B. Money Market Funds ...............................................3

10. TAX RETURNS .............................................................4

11. BOOKS AND RECORDS .......................................................4

12. INFORMATION TO THE TRUST ................................................5

13. CORRESPONDENCE ..........................................................5

14. MAILINGS          .......................................................6

15. FEES AND CHARGES ........................................................6

16. COMPLIANCE WITH GOVERNMENTAL RULES AND
       REGULATIONS ..........................................................6

17. REFERENCES TO PEPCO .....................................................6

18. FORCE MAJEURE ...........................................................6

19. STANDARD OF CARE ........................................................6

20. INDEMNIFICATION .........................................................6

21. FURTHER ACTIONS .........................................................7

22. ADDITIONAL SERIES .......................................................7

23. AMENDMENT AND TERMINATION ...............................................7

24.  NOTICES          .......................................................7

25. MISCELLANEOUS ...........................................................8

                            TRANSFER AGENCY AGREEMENT
                            -------------------------


         AGREEMENT made as of this 29th day of August, 1988 by and between The Big Edge Series Fund, a Massachusetts business trust having its principal place of business at Greenfield, Massachusetts (hereinafter called the "Trust") and Phoenix Equity Planning Corporation, a Connecticut corporation and an indirect subsidiary of Phoenix Mutual Life Insurance Company, with its principal place of business at Hartford, Connecticut (hereinafter called "PEPCO").

         WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust intends to offer Shares in six series: Money Market Series, Bond Series, Stock Series, Total-Vest Series, Zero Bond I Series and Zero Bond II Series (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with paragraph 22, being herein referred to as the "Series");

                                WITNESSETH THAT:

         PEPCO is hereby appointed Transfer Agent for the Shares of, and the Dividend Disbursing Agent for, the Trust under the following terms and conditions:

DOCUMENTS
---------
         1. In connection with the appointment of PEPCO as Transfer Agent, the Trust shall file with PEPCO such certificates, documents or opinions which PEPCO may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

AUTHORIZED SHARES
-----------------
         2. The Trust certifies to PEPCO that as of the close of business on the date of this Agreement, it has authorized an unlimited amount of Shares.

PEPCO TO REGISTER SHARES
------------------------
         3. PEPCO shall record issuance of Shares of beneficial interest of the Trust. Except as specifically agreed in writing between PEPCO and the Trust, PEPCO shall have no obligation, when crediting Shares, to take cognizance of any other laws relating to the issue and sale of such Shares.

PEPCO TO RECORD TRANSFERS
-------------------------
         4. PEPCO upon receipt of request for transfer in proper form is authorized to transfer on the records of the Trust maintained by it from time to time Shares of the appropriate Series, and to credit a like amount of Shares to the transferee.

RECEIPT OF FUNDS
----------------
         5. A. NON-MONEY MARKET FUNDS Upon receipt at the office designated by PEPCO of an order to purchase Shares and, in the case of a new account accompanied by a new account application or sufficient information to establish an account, PEPCO shall stamp the transmittal accompanying such order with the date of receipt, and shall compute the number of Shares to be purchased according to the price of Shares in effect for such purchases as set forth in the Trust's then current prospectus. PEPCO shall credit the Share account of the shareholder with the number of Shares so purchased and shall promptly mail the shareholder a notice of such credit. All such actions are subject to any instructions which the Trust may give to PEPCO with respect to acceptance of orders for Shares so received by it. PEPCO shall determine the amount due the appropriate Series and shall notify Phoenix Mutual of such amount. Phoenix Mutual shall deposit on the second business day following receipt of such order by PEPCO the net amount due the appropriate Series in the bank account of the Series maintained by the Trust's custodian bank the "Custodian") and notify the Custodian and PEPCO of the total amount deposited.

             B. MONEY MARKET FUNDS Upon receipt at the office designated by PEPCO of an order to purchase Shares and, in the case of a new account accompanied by a new account application or sufficient information to establish an account, PEPCO shall stamp the transmittal accompanying such order with the date of receipt. PEPCO shall determine the amount due the appropriate Series and shall notify Phoenix Mutual of such amount. Phoenix Mutual shall, as of the second business day following receipt of such order by PEPCO, credit federal funds to the appropriate Series of the Trust in the face amount of the check or other instrument and shall deposit the amount due the Trust to the custodial account of the appropriate Series of the Trust. PEPCO shall credit the shareholder's account with number of Shares purchased according to the price of the Shares of that Series in effect for such purchases as set forth in the Trust's then current prospectus.

PURCHASE ORDERS
---------------
         6. Upon receipt of an order from the Trust for the purchase of Shares of a Series and, in the case of a new account, a completed account application, PEPCO shall credit the Share account of the shareholder with the number of Shares as purchased and shall promptly mail to the shareholder a notice of such credit.

NOTICE OF DISTRIBUTION
----------------------
         7. The Trust shall promptly inform PEPCO of the declaration of any dividend or distribution on account of Shares of any Series.

DISTRIBUTIONS
-------------
         8. PEPCO shall act as Dividend Disbursing Agent for the Trust, and, as such, in accordance with the provisions of the Trust's Declaration of Trust, the then current prospectus and instructions received from time to time from the Trust, shall prepare and mail or credit income and capital gain payments to shareholders. As the Dividend Disbursing Agent it shall, before the payment date of any such dividend or distribution with respect to any Series, notify the Custodian of the estimated amount required to pay any portion of said dividend or distribution which is payable in cash, and the Trust agrees that on or before the payment date of such distribution, it shall instruct the Custodian to make available to the Dividend Disbursing agent from the account of that Series sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits will be made to his account.

REDEMPTIONS
-----------
         9. A. NON-MONEY MARKET FUNDS PEPCO shall receive and shall stamp with the date of receipt, all requests for redemptions or repurchase of Shares and shall process said redemption and repurchase requests as follows:

                 1. If such redemption or repurchase requests comply with the standards for redemption or repurchase as approved by the Trust, PEPCO shall notify the Trust of the total number of Shares presented and covered by such requests received by PEPCO on said date;

                 2. On or prior to the seventh calendar day succeeding any such request for redemption or repurchase, PEPCO shall from cash available in the bank account maintained by the Custodian, pay the applicable redemption or repurchase price, as the case may be, to the investor as set forth in the Declaration of Trust and then current prospectus of the Trust;

                 3. If any such request for redemption or repurchase does not comply with the standards for redemption approved by the Trust, PEPCO shall promptly notify the shareholder of such fact, together with the reason therefor, and shall effect such redemption or repurchase at the price applicable to the date and time of receipt of documents or a request complying with said standards or, in the case of a repurchase, at such other time as the Trust shall so direct.

                 4. PEPCO shall mail to the shareholder a confirmation showing trade date, number of full and fractional Shares of each Series redeemed (in case of a fractional Share, rounded to three decimal places), the price per Share and total redemption proceeds.

             B. MONEY MARKET FUNDS PEPCO shall process each order for the redemption of Shares accepted by PEPCO on behalf of the Trust from or on behalf of a shareholder and shall mail to the shareholder a confirmation showing trade date, number of full and fractional Shares of each Series redeemed (in the case of a fractional Share, rounded to three decimal places), the price per Share and the total redemption proceeds. In the event of a complete redemption of Shares of any Series, such confirmation shall show, in addition, the amount of accumulated dividends included in such total redemption proceeds not previously reported to the shareholder in a monthly statement and the total distributions for the year to date. PEPCO shall either (a) prepare, affix the appropriate facsimile signature to, address and mail a check in the appropriate amount to the appropriate person or, (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire system or by bank wire cause such proceeds to be wired in federal funds to the bank or trust company account designated by the shareholder for receiving such proceeds. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then currently effective prospectus, subject to such supplemental requirements consistent with such prospectus as may be established by mutual agreement between the Trust and PEPCO. If PEPCO or the Trust determines that a request for redemption does not comply with the requirements for redemption, PEPCO shall promptly so notify the shareholder, together with the reason therefor, and shall effect such redemption at the price in effect at the time of receipt of documents or request complying with said standards.

             C. PEPCO shall notify the Custodian and the Trust on each business day of the amount of cash required to meet payments made with respect to each Series pursuant to the provisions of this paragraph and the Trust shall instruct the Custodian to make available from time to time sufficient funds therefor in the liquidation account of the appropriate Series.

             D. Procedures ant standards for effecting and accepting redemption orders from shareholders by telephone shall be established by mutual agreement between PEPCO and the Trust consistent with the then current prospectus.

             E. The authority of PEPCO to perform its responsibilities under this paragraph 9 A & B shall be suspended upon receipt of notification by it of the suspension of the determination of the Trust's net asset value.

TAX RETURNS
-----------
         10. PEPCO shall prepare, file with the Internal Revenue Service and with the appropriate State Agencies, and, if required, mail to shareholders such returns for reporting dividends and distributions paid as are required to be so filed and mailed, and shall withhold and pay on behalf of the Trust such sums as are required to be withheld under applicable Federal and state tax laws, rules and regulations.

BOOKS AND RECORDS
-----------------
         11. PEPCO shall maintain records showing for each shareholder's account relative to each Series the following:

             A.  Names, addresses and tax identifying numbers;

             B.  Number of Shares held;

             C. Historical information regarding the account of each shareholder, including dividends paid and date and price for all transactions;

             D.  Any stop or restraining order placed against the account;

             E. Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

             F. Any information required in order for PEPCO to perform the calculations contemplated or required by this Agreement.

         Any such records required to be maintained by Rule 31a-1 of the Investment Company Act of 1940 or pertinent to variable life insurance or variable annuity contracts are the property of the Trust and shall be controlled by the Trust and preserved for the periods prescribed in Rule 31a-2 of said rules as specifically noted below. Such records may be inspected, audited and photocopied by the Trust, Trustees, agents, auditors, counsel and officers of the Trust identified by the Trust, and representatives, employees or agents of any regulatory agency, at reasonable times. PEPCO shall furnish any state insurance commissioner with such information or reports in connection with the services provided under this Agreement as the Commissioner may request in order to ascertain whether variable life insurance or variable annuity operations are being conducted in accordance with applicable law or regulations. PEPCO will promptly notify the Trust in the event a request to inspect such records is made by any other person or organization and will act only in accordance with the instructions of the Trust. PEPCO, may at its option at any time, and shall forthwith upon the Trust's demand, turn over to the Trust and cease to retain in PEPCO's files, records and documents created and maintained by PEPCO pursuant to this Agreement, except that prior to responding to a demand by the Trust, PEPCO will be allowed reasonable time to copy any records it determines are needed in the performance of its services or for its protection. If not so turned over to the Trust, such records and documents will be retained by PEPCO for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Trust, or destroyed in accordance with the Trust's authorization.

INFORMATION TO THE TRUST
------------------------
         12. PEPCO shall furnish to the Trust such other information, including periodic reports, shareholder lists, and statistical and other information as may be agreed upon from time to time.

CORRESPONDENCE
--------------
         13. PEPCO shall answer correspondence from shareholders relating to their Share accounts and such other correspondence as may from time to time be mutually agreed upon.

MAILINGS
--------
         14. PEPCO shall address and mail such materials, including but not limited to periodic reports and distributions, as may be supplied by the Trust.

FEES AND CHARGES
----------------
         15. PEPCO shall receive such compensation from the Trust or Phoenix Mutual Life Insurance Company for its services as the Trust's Transfer and Dividend Disbursing Agent, and for its other duties pursuant hereto, as may be agreed upon from time to time.

COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS
--------------------------------------------------
         16. The Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust for complying with all applicable requirements of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction.

REFERENCES TO PEPCO
-------------------
         17. The Trust shall not circulate any printed matter which contains any reference to PEPCO without the prior written approval of PEPCO, excepting solely such printed matter as merely identifies PEPCO as Transfer Agent and Dividend Disbursing Agent for the Trust and Plan Agent for the shareholders of the Trust. The Trust shall submit printed matter requiring approval to PEPCO in draft form, allowing sufficient time for review by PEPCO and its counsel prior to any deadline for printing.

FORCE MAJEURE
-------------
         18. PEPCO shall not be liable for loss of data, occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation, communication or power supply. PEPCO shall use its best efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from uncontrollable events, and if such damage, loss of data, delays or errors occur, PEPCO shall use its best efforts to mitigate the effects of such occurrence.

STANDARD OF CARE
----------------
         19. PEPCO shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said error is caused by its negligence, bad faith or willful misconduct or that of its employees.

INDEMNIFICATION
---------------
         20. The Trust shall indemnify and hold PEPCO harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with its acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or the functions of Transfer and Dividend Disbursing Agent, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized officer of the Trust, or upon any information, data, records or documents provided PEPCO or its agents by computer tape, telex CRT data entry or other similar means authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of PEPCO in cases of its own willful misconduct or negligence, and further provided, that prior to confessing any claim against it which may be subject of this indemnification, PEPCO shall give the Trust reasonable opportunity to defend against said claim in its own name or in the name of PEPCO. It is further understood that PEPCO will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification against the Trust. The Trust shall have the option to defend PEPCO against any claim which may be the subject of this indemnification and in the event that the Trust so elects, it will so notify PEPCO and thereupon the Trust shall take over complete defense of the claim and State Street shall sustain no further legal or other expenses in such situation for which it shall seek indemnification under this Agreement.

FURTHER ACTIONS
---------------
         21. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

ADDITIONAL SERIES
-----------------
         22. In the event that the Trust establishes one or more series of Shares in addition to the Money Market Series, Bond Series, Stock Series, Total-Vest Series, Zero Bond I Series and Zero Bond II Series, with respect to which it desires to have PEPCO render services as Transfer Agent under the terms hereof, it shall so notify PEPCO by telephone or in writing, and if PEPCO agrees by telephone or in writing to provide such services, such series of Shares shall become a Series hereunder.

AMENDMENT AND TERMINATION
-------------------------
         23. This Agreement shall run for a period of one year from the date first above written and from year to year thereafter and may be modified or amended from time to time by mutual written agreement between the parties hereto. This Agreement may be terminated at any time after the expiration of one year by sixty (60) days' written notice given by one party to the other. Upon termination hereof, the Trust or Phoenix Mutual shall pay to PEPCO such compensation as may be due as of the date of such termination, and shall likewise reimburse PEPCO for its costs, expenses and disbursements reasonably incurred or made by it in the normal performance of its duties under this Agreement.

NOTICES
-------
         24. Notices and other writings delivered or mailed postage prepaid to the Trust or to PEPCO or to such other address as the Trust or PEPCO may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

MISCELLANEOUS
-------------
         25. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the Trust property of the Trust as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and signed by a duly authorized officer of the Trust acting as such, and neither such authorization by such Trustees nor such execution by such officer shall be deemed to have been made by any of them individually or be binding upon or impose any liability on any of them personally, but shall bind only the Trust property of the Trust as provided in the Declaration of Trust. The Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts.


                                            THE BIG EDGE SERIES FUND



                                            /s/ Robert Chesek
                                            -----------------------------------
                                            Robert Chesek, President


                                            PHOENIX EQUITY PLANNING CORPORATION



                                            /s/ Janice L. Scites
                                            -----------------------------------
                                            Janice L. Scites, President



Consented to by:  PHOENIX MUTUAL LIFE INSURANCE COMPANY



              By   /s/ Martin J. Gavin
                   ------------------------------------
                   Martin J. Gavin, Vice President